UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2011

REGENERON PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in Charter)

New York	000-19034	13-3444607
(State or other jurisdiction of	(Commission File No.)	(IRS Employer Identification No.)
Incorporation)

777 Old Saw Mill River Road, Tarrytown, New York 10591-6707
(Address of principal executive offices, including zip code)

(914) 347-7000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

     This Current Report on Form 8-K/A is being filed to amend the Current Report on Form 8-K filed by Regeneron Pharmaceuticals, Inc. (“Regeneron”) on June 14, 2011 (the “Original Report”). The sole purpose of this amendment is to disclose, as required by SEC regulations, Regeneron’s decision regarding the frequency of future advisory shareholder votes on executive compensation. No changes have been made to the Original Report.

Item 5.07. Submission of Matters to a Vote of Security Holders.

     At Regeneron’s 2011 Annual Meeting of Shareholders held on June 10, 2011, Regeneron’s shareholders voted on, among other matters, a proposal on the frequency of future advisory shareholder votes on executive compensation. As reported by Regeneron in the Original Report, a frequency of every three years received a majority of the votes cast on the proposal. Based on these results, the Compensation Committee recommended and the Board of Directors determined that future advisory shareholder votes on executive compensation will be held once every three years.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 15, 2011	REGENERON PHARMACEUTICALS, INC.

	By:	/s/ Joseph J. LaRosa
Name: Joseph J. LaRosa
Title: Senior Vice President, General
Counsel and Secretary